Exhibit 10.3

AMENDMENT NO. 01 TO CONVERTIBLE DEBENTURE (SECURED) TERM DEBENTURE

Dated for reference the 17th day of January, 2024 (the “Amendment”)

BETWEEN:

THE UNIVERSITY OF NEW BRUNSWICK, 3 Bailey Drive, Room 215, Fredericton, New Brunswick, E3B 5A3 (hereinafter the “Payee”)

AND:

DARK PULSE TECHNOLOGIES INC., having its principal place of business at 4400 N Scottsdale Road, Suite 9-720, Scottsdale, Arizona, 85251 (hereinafter the “Payor”)

(Individually a “Party” and collectively the “Parties”)

WHEREAS the Parties have entered into a Convertible Debenture (Secured) Term Debenture effective April 24, 2017 (the “Debenture”);

AND WHEREAS the Parties wish to amend certain terms of the Debenture.

NOW THEREFORE the Parties hereby agree as follows:

1.	Modification of section (c) of the recitals of the Debenture

Effective January 17, 2024, section (c) of the recitals of the Debenture is hereby deleted in its entirety and is replaced with the following:

(c) the date that is seven (7) years from the Issue Date; or

2.	Modification of Section 3.1 of the Debenture

Effective January 17, 2024, section 3.1 of the Debenture is hereby deleted in its entirety and is replaced with the following:

3.1	Payback on the Principle Sum will commence over a four (4) year period upon the earlier of the following (each a “Payback Period”):

(a) three (3) years following the Payor achieving a positive earnings before interest, taxes, depreciation and amortization for two (2) consecutive quarters; or

(b) the date that is seven (7) years from the Issue Date.

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3.	Modification of Section 3.2 of the Debenture

Effective January 17, 2024, section 3.2 of the Debenture is hereby deleted in its entirety and is replaced with the following:

3.2	The Payor shall be required to pay the Payee, in quarterly installments over a four (4) year period commencing from the start of the Payback Period, the following:

(a) Ninety-Three Thousand Seven Hundred and Fifty Canadian Dollars ($93,750.00 CDN); and

(b) interest accrued on the Principal Sum on a declining balance; and

(c) all costs associated with protecting the Technology.

4.	In all other respects, the Debenture shall remain in full force and effect subject to the terms and conditions thereof.

5.	Capitalized terms not otherwise defined are as defined in the Debenture.

6.	This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Amendment and of signature pages by electronic transmission shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment for all purposes. Signatures of the Parties transmitted by electronic transmission shall be deemed to be their original signatures for all purposes.

[Signatures on the following page]

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IN WITNESS WHEREOF the Parties have signed this Amendment as of the date set out above.

THE UNIVERSITY OF NEW BRUNSWICK	DARK PULSE TECHNOLOGIES INC.

/s/ David MaGee	/s/ Dennis O'Leary
Name: David MaGee	Name: Dennis O'Leary
Title: Vice-President (Research)	Title: Director

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